EXHIBIT 1.1

                              INVESCO UNIT TRUSTS,
                           TAXABLE INCOME SERIES 614

                                TRUST AGREEMENT


                            Dated: November 28, 2018


   This Trust Agreement among Invesco Capital Markets, Inc., as Depositor, The Bank of New York Mellon, as Trustee, ICE Securities Evaluations, Inc., as Evaluator, and Invesco Investment Advisers LLC, as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Invesco Unit Trusts, Taxable Income Series, Effective for Unit Investment Trusts Established On and After December 10, 2012 (Including Invesco Unit Trusts, Taxable Income Series 429 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

   In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

   Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

   The following special terms and conditions are hereby agreed to:

     1. The Bonds listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

     2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information--General Information--Number of Units" in the Prospectus for the Trust.

     3. The term "First Settlement Date" shall mean the date set forth in footnote 3 under "Summary of Essential Financial Information" in the Prospectus for the Trust.

     4. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial
          Information--Estimated Distributions" in the Prospectus for the Trust.

     5. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions" in the Prospectus for the Trust.

     6. All references in the Standard Terms and Conditions of Trust to "Standard & Poor's Securities Evaluations, Inc." are hereby changes to "ICE Securities Evaluations, Inc."

     7. All references in Section 3.05(f) of the Standard Terms and Conditions of Trust to distributions by mail are hereby deleted.

     8. The Depositor's annual compensation rate described in Section 3.15 and the Supervisor's annual compensation rate described in Section 4.01 collectively shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Supervisory, bookkeeping and administrative service fee" in the Prospectus for the Trust.

     9. The Trustee's annual compensation as set forth under Section 7.04 shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's Fee" in the Prospectus for the Trust.

   IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.

                         INVESCO CAPITAL MARKETS, INC.

                            By: /s/ JOHN F. TIERNEY
                            -----------------------
                                 Vice President



                        INVESCO INVESTMENT ADVISERS LLC

                            By: /s/ JOHN F. TIERNEY
                            -----------------------
                     Vice President and Executive Director



                        ICE SECURITIES EVALUATIONS, INC.

                           By: /s/ FRANK A. CICCOTTO
                           -------------------------
                President & Global Head, Securities Evaluations



                          THE BANK OF NEW YORK MELLON

                           By: /s/ JOANNA YEDREYESKI
                           -------------------------
                                 Vice President



                         SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                 INVESCO UNIT TRUSTS, TAXABLE INCOME SERIES 614

      [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus for the Trust.]